As filed with the Securities and Exchange Commission on January 29, 2015
Registration No. 333-198581

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	5812	84-1133368
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Corporate Circle
Golden, Colorado (303) 384-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Boyd E. Hoback
President and Chief Executive Officer
Good Times Restaurants Inc.
601 Corporate Circle
Golden, Colorado 80401
(303) 384-1400

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Roger C. Cohen, Esq.
Snell & Wilmer L.L.P.
1200 17th Street, Suite 1900
Denver, Colorado 80202
Telephone: (303) 634-2000
Facsimile: (303) 634-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE

On September 26, 2014, the Securities and Exchange Commission (the “SEC”) declared effective a Registration Statement on Form S-1 (File No. 333-198581) (the “Initial Registration Statement”) filed by Good Times Restaurants Inc. (the “Company”) pursuant to which the Company registered for resale by certain selling stockholders 2,094,236 shares of the common stock of the Company.

The Company is filing this Post-Effective Amendment No. 1 to the Initial Registration Statement (this “Post-Effective Amendment”) to update the financial information and other disclosures in the Initial Registration Statement to, among other things, include its audited financial statements for the fiscal year ended September 30, 2014.

All applicable registration fees payable in connection with the continued registration of the shares of common stock registered pursuant to this Post-Effective Amendment were previously paid at the time the Initial Registration Statement was filed.  This Post-Effective Amendment is being filed in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to Completion, Dated January 29, 2015
PROSPECTUS
 2,094,236 Shares
Common Stock

This prospectus relates to the offer and sale by the selling stockholders, from time to time, in one or more offerings, of up to 2,094,236 shares of Good Times Restaurants Inc. common stock, par value $0.001 per share, that were issued and included on our Registration Statement on Form S-1 (File No.  333-198581) filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2014, and declared effective by the SEC on September 26, 2014 (the “Initial Registration Statement”). These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices.  We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock  You should carefully read this prospectus and any accompanying prospectus supplement before you decide to invest in any of these securities.

The distribution of the common stock by the selling stockholders may be effected from time to time through brokerage transactions, block trades, purchases by a broker/dealer as principal and resale by the broker-dealer for its account, privately negotiated transactions and any other method permitted by applicable law.  The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling stockholders may dispose of the common stock covered by this prospectus.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “GTIM”. On January 28, 2015, the last reported sales price of a share of our common stock on the NASDAQ Capital Market was $7.12.

Investing in our common stock involves a high degree of risk.  Before making an investment decision, please read “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell certain shares of our common stock in one or more offerings. When the selling stockholders sell shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering.

The prospectus supplement may add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than the information incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus is accurate as of any date other than the date of that document.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Good Times” and similar terms refer to Good Times Restaurants Inc., a Nevada corporation, and its consolidated subsidiaries, including Good Times Drive-Thru Inc. (“GTDT”) and BD of Colorado LLC (“BD of Colo”).  Both of GTDT and BD of Colo are wholly-owned subsidiaries of Good Times Restaurants Inc.  Unless otherwise indicated or the context otherwise requires, financial and operating data in this prospectus reflect the consolidated business and operations of Good Times Restaurants Inc. and GTDT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are subject to the safe harbors created thereby.  A forward-looking statement is neither a prediction nor a guarantee of future events. We try, whenever possible, to identify these forward-looking statements by using words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” and similar expressions.  Forward-looking statements are related to, among other things:

•	business objectives and strategic plans;
•	operating strategies;
•	our ability to open and operate additional restaurants profitably and the timing of such openings;
•	restaurant and franchise acquisitions;
•	anticipated price increases;
•	expected future revenues and earnings, comparable and non-comparable restaurant sales, results of operations, and future restaurant growth (both company-owned and franchised);
•	estimated costs of opening and operating new restaurants, including general and administrative, marketing, franchise development and restaurant operating costs;
•	anticipated selling, general and administrative expenses and restaurant operating costs, including commodity prices, labor and energy costs;
•	future capital expenditures;
•	our expectation that we will have adequate cash from operations and credit facility borrowings to meet all future debt service, capital expenditure and working capital requirements;
•	the sufficiency of the supply of commodities and labor pool to carry on our business;
•	success of advertising and marketing activities;
•	the absence of any material adverse impact arising out of any current litigation in which we are involved;
•	impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs;
•	expectations regarding competition and our competitive advantages;
•	impact of our trademarks, service marks, and other proprietary rights; and
•	effectiveness of our internal control over financial reporting.

Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

In some cases, information regarding certain important factors that could cause actual results to differ materially from any forward-looking statements appears together with such statement.  In addition, the factors described under Critical Accounting Policies and Estimates in Part II, Item 7, and Risk Factors in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as well as other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements, including, without limitation, the following: concentration of restaurants in certain markets and lack of market awareness in new markets; changes in disposable income; consumer spending trends and habits; increased competition in the quick service restaurant market; costs and availability of food and beverage inventory; our ability to attract qualified managers, employees, and franchisees; changes in the availability of capital or credit facility borrowings; costs and other effects of legal claims by employees, franchisees, customers, vendors, stockholders and others, including settlement of those claims; effectiveness of management strategies and decisions; weather conditions and related events in regions where our restaurants are operated; and changes in accounting standards, policies and practices or related interpretations by auditors or regulatory entities.

All forward-looking statements speak only as of the date made.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this prospectus by reference.  See the heading “Incorporation of Certain Information by Reference” for information on how you can obtain a copy of the information that has been incorporated by reference but not delivered with this prospectus.

The Company

Good Times Restaurants Inc., a Nevada corporation (the “Company”), was organized in 1987. Through our wholly-owned subsidiary, Good Times Drive Thru Inc., a Colorado corporation (“Drive Thru”), we are engaged in the business of developing, owning, operating and franchising hamburger-oriented drive-through restaurants under the name Good Times Burgers & Frozen Custard. Most of our Good Times restaurants are located in the front-range communities of Colorado but we also have franchised restaurants in Wyoming. Over the past three years we have experienced significant growth in our same store sales in our Good Times Burgers & Frozen Custard restaurants which has led to significant improvement in our operating margins and the profitability of the Company.

In fiscal 2013, we entered into a series of agreements with Bad Daddy’s International, LLC, a North Carolina limited liability company (“BDI”), and Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company (“BDFD”), to acquire the exclusive development rights for Bad Daddy’s Burger Bar restaurants in Colorado, additional restaurant development rights for Arizona and Kansas through our wholly owned subsidiary BD of Colorado LLC (“BD of Colo”), and a 48% voting ownership interest in the Bad Daddy’s Burger Bar franchisor entity, BDFD. During fiscal 2014, we exchanged the development rights for Arizona for the development rights for Oklahoma.

BD of Colo is engaged in the business of developing, owning and operating full service hamburger-oriented restaurants under the name Bad Daddy’s Burger Bar. The Company manages BDFD under a management agreement and BDFD is engaged in the business of franchising Bad Daddy’s Burger Bar restaurants in certain targeted markets across the country. We do not consolidate the operations of BDFD in our financial statements and account for our 48% ownership interest under the equity method of accounting.

During fiscal 2014 BD of Colo opened two Bad Daddy’s restaurants in the Denver metropolitan area and a third opened in January 2015. Subsequent to fiscal year end, Drive Thru opened one new Good Times restaurant on November 20, 2014 and closed on the purchase of land for development of an additional Good Times restaurant expected to open in the Spring of 2015.

During fiscal 2014 and subsequent to fiscal year end, we have also significantly increased the equity of the Company through the exercise of Series A, Series B and Underwriter Warrants.

Our principal executive offices are located at 601 Corporate Circle, Golden, Colorado 80401, and telephone number is (303) 384-1400.

The Offering

Securities offered	This prospectus relates to the resale from time to time of up to 2,094,236 shares of our common stock, par value $0.001 per share, held by several of our stockholders.

Common stock outstanding	9,443,080 shares as of January 28, 2015 including the securities offered.

Use of Proceeds
The selling stockholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Listing of Common Stock	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “GTIM.”

Transfer Agent	Computershare Trust Company, 250 Royall Street, Canton, Massachusetts 02021, telephone number (303) 263-0600.

Fees and Expenses	We will pay the fees and expenses related to the offering.

Risk Factors
Before you invest in our common stock, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 6 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K/A, which we filed with the SEC on December 30, 2014, which is incorporated by reference into this prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

The selling stockholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

As of January 28, 2015, 9,443,080 shares of our common stock were issued and outstanding.  The information contained in our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014 under the heading “Risk Factor—Risks Relating to Prior Securities Issuances—Issuances of our securities are subject to federal and state securities laws, and certain holders of common stock issued by us may be entitled to rescission in connection with certain sales of shares using a prospectus that did not meet the requirements of Section 10(a)(3) of the Securities Act” concerning certain shares that were issued by us without registration is incorporated herein by reference.

            The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and our articles of incorporation do not provide for cumulative voting in the election of directors unless required by applicable law.  Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our Board of Directors out of funds legally available for the payment of dividends.  In the event of our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

 Preferred Stock

            Our articles of incorporation provide that our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock.  Our Board of Directors will be able to issue preferred stock in one or more series and determine the voting powers, preferences and relative, participating, optional and other special rights of the shares of any such series of preferred stock, and the qualifications, limitations, and restrictions of such shares, any or all of which may be greater than the rights of our common stock.  Issuances of preferred stock could adversely affect the voting power of common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.  Any issuance of preferred stock also could have the effect of decreasing the market price for our common stock and could delay, deter, or prevent a change in control of the Company.

            Our Board of Directors previously designated 1,000,000 shares of preferred stock as “Series A Convertible Preferred Stock,” 1,240,000 shares of preferred stock as “Series B Convertible Preferred Stock,” and 473,934 shares of preferred stock as “Series C Convertible Preferred Stock.”  No shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, or Series C Convertible Preferred Stock are currently outstanding.

Provisions of Our Articles of Incorporation and Bylaws and Nevada Law that May Have an Anti-Takeover Effect

We are subject to anti-takeover laws for Nevada corporations.  These anti-takeover laws prevent a Nevada corporation from engaging in a business combination with any stockholder, including all affiliates and associates of the stockholder, who is the beneficial owner of 10% or more of the corporation’s outstanding voting stock, for two years following the date that the stockholder first became the beneficial owner of 10% or more of the corporation’s voting stock, unless specified conditions are met.  If those conditions are not met, then after the expiration of the two-year period the corporation may not engage in a business combination with such stockholder unless certain other conditions are met.

            Our articles of incorporation and our bylaws contain a number of provisions that may deter or impede takeovers or changes of control or management.  These provisions:

•	authorize our Board of Directors to establish one or more series of preferred stock the terms of which can be determined by the Board of Directors at the time of issuance;
•	do not allow for cumulative voting in the election of directors unless required by applicable law;

•
state that special meetings of our stockholders may be called only by the Chairman of the Board, the president or any two directors and must be called by the president upon the written request of the holders of 25 percent of the outstanding shares of capital stock entitled to vote at such special meeting; and

•
provide that until the 2015 Annual Meeting of Stockholders, the authorized number of directors is no more than nine, and thereafter, the authorized number of directors is no more than seven, as determined by our Board of Directors.

These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their common stock.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval.  Nevada law does not require stockholder approval for any issuances of authorized shares.  However, the NASDAQ listing requirements require stockholder approval of certain issuance equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock.  No assurances can be given that our shares will remain so listed.  We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing of our Common Stock

Our common stock is listed on the NASDAQ Capital Market under the symbol “GTIM.”  On January 28, 2015, the last reported sale price for our common stock as reported on the NASDAQ Capital Market was $7.12 per share.

Transfer Agent

Our transfer agent is Computershare Trust Company, 250 Royall Street, Canton, Massachusetts 02021.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledges, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus.

This prospectus relates to the possible resale by certain of our stockholders of up to 2,094,236 shares of our common stock.  Of such shares, 1,383,334 were acquired from us pursuant to a Securities Purchase Agreement entered into by and between Small Island Investments Limited, a Bermuda corporation (“SII”), and us dated October 29, 2010, as amended December 13, 2010, and 710,902 shares of common stock were issued upon conversion, without the payment of any additional consideration, of shares of our Series C Convertible Preferred Stock, which were originally issued by us to SII in September 2012. All such shares were issued pursuant to exemptions from the registration requirements of the Securities Act. Pursuant to a Purchase Agreement dated May 2, 2014, among Hoak Public Entities, L.P., a Texas limited Partnership (“Hoak”), Rest Redux LLC, a Texas limited liability company (“ReRe”), and SII, each of Hoak and ReRe agreed to acquire 500,000 shares of common stock (for a total of 1,000,000 shares) from SII in a transaction exempt from the registration required under the Securities Act.  Pursuant to a separate Purchase Agreement dated October 8, 2014, among Hoak, ReRe and SII, each of Hoak and ReRe agreed to acquire 300,000 shares of common stock (for a total of 600,000 shares) from SII in a transaction exempt from the registration required under the Securities Act.

We agreed to file a registration statement covering the common stock owned by SII pursuant to a Registration Rights Agreement with SII dated December 13, 2010.  We also agreed to file a registration statement covering the common stock owned by Hoak and ReRe pursuant to a Registration Rights Agreement with Hoak and ReRe dated May 2, 2014.  Based on the information provided to us by the selling stockholders at the time of the initial filing of the registration statement of which this prospectus is a part, assuming that the selling stockholders sell all of the shares of our common stock being registered hereunder and do not acquire any additional shares, the selling stockholders will not own any shares of our common stock after the completion of any offering of the shares being registered hereunder. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred, or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. The selling stockholders have not been affiliated with us during the past three years, except that Robert Stetson is the President of ReRe and has been a member of our board of directors since May 2, 2014 and David L. Dobbin owns and controls, together with members of his family, SII and is also a member of our board of directors.

Concurrently with ReRe’s acquisition of shares from SII and in connection with his appointment as a director of the Company, Mr. Stetson entered into a standstill agreement (the “Standstill Agreement”) with the Company. Pursuant to the Standstill Agreement, Mr. Stetson agreed that he and his affiliates, without the consent of the Board of Directors of the Company, would not (1) acquire shares of capital stock of the Company which would increase his direct or indirect ownership to more than 1,500,000 shares or (2) participate in or encourage, directly or indirectly, any transaction intended to result in a change of control of the Company, defined as change in majority of the members of its Board of Directors. The foregoing restriction terminates upon the earlier of September 30, 2015 or the date Mr. Stetson ceases to be a member of the Board of Directors of the Company.

Other than as described above, the selling stockholders have not had any material relationship with us during the last three years.

Selling Stockholder	Shares Beneficially Owned Prior to this Offering	Common Stock to be Sold	Shares Beneficially Owned After Completion of this Offering(1)
Small Island Investments Ltd.	494,236	494,236	0
Hoak Public Entities, L.P.(2)	806,000	800,000	6,000
REST Redux LLC	800,000	800,000	0
_________________
 (1)   Assumes the sale of all shares offered by the selling stockholders pursuant to this prospectus.
 (2)           Each of James M. Hoak and J. Hale Hoak, in their respective capacities as controlling shareholder and President of Hoak & Co., a Texas corporation (“HoakCo”), hold the voting and dispositive power of and may be deemed, pursuant to Rule 13d-3 of the Exchange Act, to be the beneficial owners of all shares of Common Stock held by Hoak Public Equities, L.P., a Texas limited partnership (“HPE”).  HoakCo is the general partner of Hoak Fund Management, L.P., a Texas limited partnership, which is the general partner of HPE.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The Company understands that under current SEC guidance the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act with respect to the shares being offered.

The securities being offered by this prospectus may be sold by a selling stockholder using one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successor in interest as a selling stockholder under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

INFORMATION WITH RESPECT TO REGISTRANT

All information, except the ownership of certain beneficial owners and management, required under Item 11 of Registration Statement on Form S-1 is incorporated herein by reference to our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014, and our Definitive Proxy Statement on Schedule 14A filed on December 29, 2014, in connection with our 2015 Annual Meeting of Stockholders.

Information regarding the following is incorporated by reference from our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014:

•	Description of Business;

•	Description of Property;

•	Legal Proceedings;

•	Financial Statements;

•	Selected Financial Data;

•	Supplementary Financial Information;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure; and

•	Quantitative and Qualitative Disclosures about Market Risk.

Information regarding the following is incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed on December 29, 2014, in connection with our 2015 Annual Meeting of Stockholders:

•	Directors, Executive Officers and Corporate Governance;

•	Executive Compensation; and

•	Certain Relationships and Related Transactions, and Director Independence.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of the Company’s common stock as of January 28, 2015 by each person known by the Company to be the beneficial owner of more than five percent of the shares of the Company’s common stock, each director and each executive officer named in the Summary Compensation Table in the Company’s proxy statement, and all directors and executive officers as a group.  The address for the principal stockholders and the directors and officers is 601 Corporate Circle, Golden, CO 80401.

Holder	Number of shares		Percent of
Principal stockholders:	beneficially owned**		class1
Small Island Investments Ltd.	494,236	2	5.23%
Hoak Public Equities, LP	806,000	3	8.54%
REST Redux, LLC	800,000	4	8.47%
Manatuk Hill Partners, LLC	480,300	5	5.09%
The Bailey Co.	273,837	6	2.90%
The Erie Co. Investment Co.	338,730	6	3.59%
Directors and Officers:
Geoffrey R. Bailey-Director	20,432	7	*
David L. Dobbin-Director	506,903	8	5.36%
Robert J. Stetson-Director	880,000	9	9.32%
Reuven Har-Even-Director	5,000	10	*
Gary J. Heller-Director	12,667	11	*
Boyd E. Hoback-Director/Officer	59,862	12	*
Steven M. Johnson-Director	25,000		*
Susan M. Knutson-Officer	11,556	13	*
Scott G. LeFever-Officer	18,936	14	*
Alan A. Teran -Director	41,235	15	*
Eric Reinhard-Director	114,034	16	1.21%

All directors and executive officers as a group (11 persons including all those named above)	1,695,625	17	17.70%

1	Based on 9,443,080 shares of Common Stock outstanding as of January 28, 2015.
2	SII is owned and controlled by director David L. Dobbin and members of his family.
3
The information as to Hoak Public Equities, LP (“Hoak”) and entities controlled directly or indirectly by Hoak is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014 and as amended on October 10, 2014 and December 5, 2014 and as otherwise notified directly to the Company.

4
The information as to REST Redux, LLC (“ReRe”) and entities controlled directly or indirectly by ReRe is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014 and as amended October 10, 2014 and January 14, 2015.

5
The information as to Manatuk Hill Partners, LLC (“Manatuk”) and entities controlled directly or indirectly by Manatuk is derived in part from Schedule 13G, as filed with the SEC on September 16, 2014.

6
The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of the Company’s Common Stock held by The Bailey Company.  The Erie County Investment Co. also owns 64,893 shares of the Company’s Common Stock in its own name.  Geoffrey R. Bailey is a director and executive officer of The Erie County Investment Co.  Because of his ownership of only 24% of the voting shares of The Erie County Investment Co., Paul T. Bailey disclaims beneficial ownership of the shares of Common Stock held by The Bailey Company and The Erie County Investment Co.

7	Includes 15,999 shares underlying presently exercisable stock options.
8
Includes shares of Common Stock held beneficially by SII, of which 494,236 shares are pledged by SII as security for a line of credit with DHI Investments, Ltd.  Also includes 12,667 shares underlying presently exercisable stock options held by Mr. Dobbin.

9
Includes shares of Common Stock held beneficially by ReRe.  Mr. Stetson is the President of REIT Redux GP, LLC, which is the general partner of the controlling member of ReRe.  Also includes 80,000 shares of common stock held directly by Mr. Stetson.

10	Includes 5,000 shares underlying presently exercisable stock options.
11	Includes 12,667 shares underlying presently exercisable stock options.
12	Includes 38,865 shares underlying presently exercisable stock options.
13	Includes 11,556 shares underlying presently exercisable stock options.
14	Includes 18,936 shares underlying presently exercisable stock options.
15	Includes 9,000 shares underlying presently exercisable stock options and 2,000 shares held in the entity Termar Enterprises, Inc. (“Termar”). Mr. Teran is the President of Termar.
16	Includes 18,167 shares underlying presently exercisable stock options.
17
Does not include shares of Common Stock held beneficially by The Bailey Company and The Erie County Investment Co.  If those shares were included, the number of shares of Common Stock beneficially held by all directors and executive officers as a group would be 2,034,355 and the percentage of the class would be 21.23%.

*	Less than one percent.
**
Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

EXPERTS

The consolidated financial statements of Good Times Restaurants Inc. appearing in Good Times Restaurants Inc.’s Annual Report (Form 10-K/A) for the year ended September 30, 2014 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Hein & Associates LLP.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Snell & Wilmer L.L.P.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014, filed on December 30, 2014;

•	our Current Report on Form 8-K/A filed on January 14, 2015;

•	our Definitive Proxy Statement on Schedule 14A filed on December 29, 2014, in connection with our 2015 Annual Meeting of Stockholders; and

•	the description of our Common Stock contained in our Registration of Certain Classes of Securities on Form 8-A, filed on May 14, 1990.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Good Times Restaurants Inc., Attn: Corporate Secretary, 601 Corporate Circle, Golden, Colorado 80401, telephone number (303) 384-1400.  Information about us is also available at our website at www.goodtimesburgers.com, where you may access the reports and other documents incorporated herein by reference. However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Copies of certain information filed by us with the SEC are also available on our website at www.goodtimesburgers.com.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant.

	Amount
SEC registration fee	$1,084.35	*
Printing expenses	$500.00
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$15,000.00
Transfer Agent fees	$1,500.00

Total	$22,584.35

* Previously paid by the Registrant.

Item 14. Indemnification of Directors and Officers.

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

Item 15. Recent Sales of Unregistered Securities.

Between May 16, 2014 and August 20, 2014, the Company sold (i) 484,600 shares of common stock at $2.75 per share issued upon exercise of the Company’s A Warrants, and (ii) 31,200 shares of common stock at $2.50 per share issued upon exercise of the Company’s B Warrants.  The Company is not claiming an exemption from registration relating to issuances of our common stock pursuant to exercises of A Warrants and B Warrants between May 16, 2014 and August 20, 2014.  The Company understands that the SEC does not view the shares underlying the warrants as being “sold” for securities law purposes until the warrants are exercised, and therefore it is the view of the SEC that the Company should have filed a post-effective amendment to the Initial Registration Statement prior to issuing these shares.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

*(e)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

*(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Golden, State of Colorado on January 29, 2015.

Good Times Restaurants Inc.

By:	/s/ Boyd E. Hoback
Name:	Boyd E. Hoback
Its:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

*	/s/ Susan M. Knutson
David L. Dobbin, Chairman January 29, 2015	Susan M. Knutson, Controller (Principal Financial and Accounting Officer) January 29, 2015
*	*
Geoffrey R. Bailey, Director January 29, 2015	Steve Johnson, Director January 29, 2015
*	*
Reuven Har-Even, Director January 29, 2015	Eric W. Reinhard, Director January 29, 2015
*	*
Gary J. Heller, Director January 29, 2015	Alan A. Teran, Director January 29, 2015
/s/ Boyd E. Hoback	*
Boyd E. Hoback, Director and President and CEO (Principal Executive Officer) January 29, 2015	Robert Stetson, Director January 29, 2015

* /s/ Boyd E. Hoback	* /s/ Susan M. Knutson
Boyd E. Hoback, as attorney-in-fact January 29, 2015	Susan M. Knutson, as attorney-in-fact January 29, 2015

S-2

EXHIBIT INDEX

Exhibit	Description

3.1
Articles of Incorporation of Good Times Restaurants Inc. (previously filed on November 30, 1988 as Exhibit 3.1 to the registrant’s Registration Statement on Form S-18 (File No. 33-25810-LA) and incorporated herein by reference)

3.2
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated January 23, 1990 (previously filed on January 18, 1990 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference)

3.3
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated June 15, 1994  (previously filed as Exhibit 3.3 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed June 7, 2013 (File No. 333-188183) and incorporated herein by reference)

3.4
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated September 23, 1996 (previously filed as Exhibit 3.5 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 (File No. 000-18590) and incorporated herein by reference)

3.5
Certificate of Designations, Preferences, and Rights of Series B Convertible Preference Stock of Good Times Restaurants Inc. (previously filed as Exhibit 1 to the Amendment No. 6 to Schedule 13D filed by The Erie County Investment Co., The Bailey Company, LLLP and Paul T. Bailey (File No. 005-42729) on February 14, 2005 and incorporated herein by reference)

3.6
Certificate of Change of Good Times Restaurants Inc. (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed January 12, 2011 (File No. 000-18590) and incorporated herein by reference)

3.7
Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock of Good Times Restaurants Inc. (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed September 20, 2012 (File No. 000-18590) and incorporated herein by reference)

3.8
Restated Bylaws of Good Times Restaurants Inc. dated November 7, 1997 (previously filed as Exhibit 3.6 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 (File No. 000-18590) and incorporated herein by reference)

3.9
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated August 14, 2007 (previously filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed December 31, 2007 (File No. 000-18590) and incorporated herein by reference)

3.10
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated August 30, 2013 (previously filed on August 30, 2013 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference)

3.11
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated May 2, 2014 (previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference)

3.12
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated December 18, 2014 (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed December 22, 2014 (File No. 000-18590) and incorporated herein by reference)

4.1
Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed June 7, 2013 (File No. 333-188183) and incorporated herein by reference)

5.1
Legal opinion of Snell & Wilmer L.L.P. regarding the legality of the securities being registered under this registration statement (incorporated by reference to Exhibit 5.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-198581)).

10.1
Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan (previously filed as Exhibit 10.1  to the registrant’s Current Report on Form 8-K filed January 30, 2008 (File No. 000-18590) and incorporated herein by reference)

10.2
Employment Agreement dated as of October 1, 2007 between Good Times Restaurants Inc. and Boyd E. Hoback (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed January 30, 2008 (File No. 000-18590) and incorporated herein by reference)

10.3
Securities Purchase Agreement dated October 29, 2010 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed November 3, 2010 (File No. 000-18590) and incorporated herein by reference)

10.4
Registration Rights Agreement dated December 13, 2010 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed December 17, 2010 (File No. 000-18590) and incorporated herein by reference)

10.5
Consent and Waiver dated December 13, 2010 by the stockholders named therein to Good Times Restaurants Inc. (previously filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed December 17, 2010 (File No. 000-18590) and incorporated herein by reference)

10.6
First Amendment to Amended and Restated Credit Agreement and Waiver of Defaults dated December 27, 2011 among Good Times Restaurants Inc., Good times Drive Thru, Inc. and Wells Fargo Bank, N.A. (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed December 28, 2011 (File No. 000-18590) and incorporated herein by reference)

10.7
Second Amended and Restated Term Note dated December 27, 2011 by Good Times Restaurants Inc. and Good Times Drive Thru, Inc. to Wells Fargo Bank, N.A. (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed December 28, 2011 (File No. 000-18590) and incorporated herein by reference)

10.8
Financial Advisory Services Agreement dated April 6, 2012 between Good Times Restaurants Inc. and Heathcote Capital LLC (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed April 11, 2012 (File No. 000-18590) and incorporated herein by reference) and incorporated herein by reference)

10.9
Securities Purchase Agreement dated June 13, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed June 19, 2012 (File No. 000-18590) and incorporated herein by reference)

10.10
Amendment to the Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan dated September 30, 2012 (previously filed as Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.11
Supplemental Agreement dated September 28, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 1, 2012 (File No. 000-18590) and incorporated herein by reference)

10.12
Amendment to Supplemental Agreement dated October 16, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 16, 2012 (File No. 000-18590) and incorporated herein by reference)

10.13
Letter Agreement dated December 5, 2012 between Good Times Restaurants Inc. and GT Burgers of Colorado, Inc. (previously filed as Exhibit 10.13 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.14
Amendment to Financial Advisory Services Agreement dated March 25, 2013 between Good Times Restaurants Inc. and Heathcote Capital LLC (previously filed as Exhibit 10.14 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.15
Subscription Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s Franchise Development, LLC (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.16
Amended and Restated Operating Agreement of Bad Daddy’s Franchise Development, LLC dated April 9, 2013 (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.17
Management Services Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s Franchise Development, LLC (previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.18
License Agreement dated April 9, 2013 between Bad Daddy’s Franchise Development, LLC and BD of Colorado LLC (previously filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.19
Term Sheet for Joint Venture Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s International, LLC (previously filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.20
Consent and Waiver of Small Island Investments Limited dated June 3, 2013 (previously filed as Exhibit 10.20 to Amendment No. 2 to Registration Statement on Form S-1 filed June 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.21
Amendment to Financial Advisory Services Agreement dated September 27, 2013 between Good Times Restaurants Inc. and Heathcote Capital LLC (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 1, 2013 (File No. 000-18590) and incorporated herein by reference)

10.22
Amendment to Amended and Restated Operating Agreement of Bad Daddy’s Franchise Development, LLC, dated October 31, 2013 (previously filed as Exhibit 10.20 to the registrant’s Annual Report on Form 10-K filed December 27, 2013 (File No. 000-18590) and incorporated herein by reference)

10.23
Employment Agreement, effective December 1, 2013, by and between Good Times Restaurants Inc. and Boyd E. Hoback (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed January 10, 2014 (File No. 000-18590) and incorporated herein by reference)

10.24
Securities Purchase Agreement, dated May 2, 2014, among Hoak Public Equities, L.P., Rest Redux LLC, and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference)

10.25
Registration Rights Agreement, dated May 2, 2014, among Good Times Restaurants Inc., Hoak Public Equities, L.P., and Rest Redux LLC (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference)

10.26
Agreement between Good Times Restaurants Inc. and Robert Stetson, effective May 2, 2014 (previously filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference)

10.27
Development Line Loan and Security Agreement (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed August 5, 2014 (File No. 000-18590) and incorporated herein by reference)

10.28
Collateral Assignment of Franchise Agreements, Management Agreement, and Partnership Interests (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed August 5, 2014 (File No. 000-18590) and incorporated herein by reference)

10.29	Promissory Note (previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed August 5, 2014 (File No. 000-18590) and incorporated herein by reference)
10.30	Guaranty Agreement (previously filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed August 5, 2014 (File No. 000-18590) and incorporated herein by reference)
21.1	Subsidiaries of the Company (previously filed as Exhibit 21.1 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)
23.1	*Consent of Independent Registered Public Accounting Firm
23.2	Consent of Snell & Wilmer L.L.P. (included at Exhibit 5.1) (previously filed).
24.1	Power of Attorney (previously filed).

*Filed herewith.